SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No._____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
                                               14a-12
[_]  Confidential, For Use of the
     Commission Only (as permitted
     by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials


                          FIRST MERCHANTS CORPORATION
                (Name of Registrant as Specified In Its Charter)



  __________________________________, AS AGENT FOR FIRST MERCHANTS CORPORATION
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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     1)   Title of each class of securities to which transaction applies:

          _________________________________________________________________

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

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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     previously.  Identify the previous filing by registration statement number,
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


                           FIRST MERCHANTS CORPORATION
                             200 EAST JACKSON STREET
                              MUNCIE, INDIANA 47305

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 11, 2001

The annual meeting of the shareholders of First Merchants Corporation (the "Corporation") will be held at the Horizon Convention Center, 401 South High Street, Muncie, Indiana 47305, on Wednesday, April 11, 2001, at 3:30 p.m. for the following purposes:

(1) To elect seven directors, five to hold office for a term of three years, one to hold office for a term of two years, and one to hold office for a term of one year; in each case, the directors will hold office until their successors are duly elected and qualified.

(2)  To transact such other business as may properly come before the meeting.

Only those shareholders of record at the close of business on February 14, 2001 shall be entitled to notice of and to vote at the meeting.


                                             By Order of the Board of Directors


                                             Larry R. Helms
                                             Secretary

Muncie, Indiana
February 26, 2001


                             YOUR VOTE IS IMPORTANT!

      YOU ARE URGED TO SUBMIT YOUR PROXY VIA THE INTERNET OR TO SIGN, DATE
           AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
                   AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN
                      BE VOTED AT THE MEETING IN ACCORDANCE
                             WITH YOUR INSTRUCTIONS.

                                                               February 26, 2001

                           FIRST MERCHANTS CORPORATION

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 11, 2001

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of First Merchants Corporation (the "Corporation") for use at the annual meeting of shareholders of the Corporation to be held April 11, 2001. The distribution of these proxy materials is expected to commence on February 26, 2001.

Please sign, date and return your proxy card or submit your proxy via the Internet as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. Internet voting is quick, convenient and your vote is immediately submitted. Our Internet voting site is available 24 hours a day, 7 days a week. To submit your proxy via the Internet, log on to the website www.proxytrust.com, click on the "Investors" tab, and follow the simple instructions on the screen. You will be required to enter your unique 10-digit control number found in the box near the right margin of your First Merchants Corporation proxy card in order to vote on the electronic equivalent of the proxy card. Similar instructions are included on the enclosed proxy card. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed and returned your proxy card.

Any shareholder giving a proxy has the right to revoke it any time before it is exercised by giving written notice of revocation to the Secretary received prior to the meeting, by voting again in writing or via the Internet, or by voting in person at the meeting. The shares represented by proxies will be voted in accordance with the instructions on the proxies. In the absence of specific instructions to the contrary, proxies will be voted in favor of election to the Board of Directors of all nominees listed in Item 1.

VOTING SECURITIES

Only shareholders of record at the close of business on February 14, 2001 will be entitled to notice of and to vote at the annual meeting. 11,607,509 shares of common stock were outstanding and entitled to vote as of February 14, 2001.

Each share of the Corporation's common stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors. The affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy is required for approval of all items submitted to the shareholders for their consideration other than the election of directors. The Secretary will count the votes and announce the results of the voting at the meeting. Abstentions will be counted for the purpose of determining whether a quorum is present but for no other purpose. Broker non-votes will not be counted.

The Corporation's subsidiaries held 1,200,867 shares of the Corporation's common stock as of February 14, 2001 in various fiduciary capacities, in regular, nominee or street name accounts, consisting of 10.35% of the Corporation's outstanding shares. Beneficial ownership of shares so held is disclaimed by the Corporation. It is the practice of the respective subsidiaries when holding shares as sole trustee or sole executor to vote said shares but, where shares are held as co-executor or co-trustee, approval is obtained from the co-fiduciary prior to voting.

ELECTION OF DIRECTORS

Seven directors will be elected at the annual meeting. The persons named below have been nominated for election to the Board of Directors (the "Board"), with terms expiring for the five Class I directors as of the 2004 annual meeting of shareholders, for the Class II director as of the 2002 annual meeting of shareholders, and for the Class III director as of the 2003 annual meeting of shareholders. All of the nominees are currently members of the Board.

Those persons nominated as directors include:

Name and Age                    Present Occupation                             Director Since
------------                    ------------------                             --------------
Class I (Terms expire 2004):
Dennis A. Bieberich;(1)         President and Chief Executive Officer,              2000
age 50                          Decatur Bank and Trust Company ("Decatur"), a
                                wholly-owned subsidiary of the Corporation

Michael L. Cox;                 President and Chief Executive Officer of the        1984
age 56                          Corporation

Norman M. Johnson;              Retired Executive Vice President, Stein Roe &       1996
age 66                          Farnham, Investment Counsel

George A. Sissel;               Chairman of the Board, Ball Corporation (Ball       1995
age 64                          Corporation manufactures metal and plastic
                                packaging products and technology products
                                and services.)

Robert M. Smitson;              Chairman of the Board, Maxon Corporation            1982
age 64                          (Maxon Corporation designs and manufactures
                                specialty industrial combustion systems and
                                valves.)


Class II (Term expires 2002):

Blaine A. Brownell;             President, Ball State University                    2001
age 58

Class III (Term expires 2003):

Roger M. Arwood;                Executive Vice President of the Corporation         2000
age 49                          and President and Chief Executive Officer,
                                First Merchants Bank, National Association
                                ("First Merchants"), a wholly-owned
                                subsidiary of the Corporation

Those persons named below continue to serve as directors:

Class II (Terms expire 2002):

Stefan S. Anderson              Chairman of the Board of the Corporation and        1982
age 66                          First Merchants

Thomas B. Clark;                Chairman of the Board, President and Chief          1989
age 55                          Executive Officer, Alltrista Corporation
                                (Alltrista Corporation manufactures metal and
                                plastic products.)

John E. Worthen;                President Emeritus, Ball State University           1987
age 67

Class III (Terms expire 2003):

James F. Ault;(2)               Chairman of the Board, The Madison Community        1999
age 65                          Bank ("Madison"), a wholly-owned subsidiary
                                of the Corporation, and Retired executive of
                                General Motors Corporation

Name and Age                    Present Occupation                             Director Since
------------                    ------------------                             --------------
Frank A. Bracken;               Of Counsel, Bingham Summers Welsh & Spilman         1994
age 66                          LLP, Attorneys

Barry J. Hudson;(2)             Chairman of the Board, First National Bank of       1999
age 60                          Portland ("First National"), a wholly-owned
                                subsidiary of the Corporation


(1) Under an Agreement of Reorganization and Merger between the Corporation and Decatur Financial, Inc., the Board appointed Mr. Bieberich as a member of the Board on August 8, 2000 and agreed to nominate him for election to a full 3-year term as a director at the 2001 annual meeting of shareholders.

(2) Under Agreements of Reorganization and Merger between the Corporation and Jay Financial Corporation, and among the Corporation, Pendleton Banking Company ("Pendleton"), and Anderson Community Bank ("Anderson"), the Board appointed Messrs. Hudson and Ault as members of the Board on May 11, 1999 and agreed to nominate them for election to full 3-year terms as directors at the 2000 annual meeting of shareholders.

The occupations set forth above have been the principal occupations of the director-nominees and continuing directors during the past 5 years except as follows: Mr. Anderson was also President of the Corporation from 1982 to 1998 and CEO from 1982 to 1999, and he was President of First Merchants from 1979 to 1996 and CEO from 1979 to 1999. Mr. Arwood was the Executive Vice President and Chief Credit Officer of Boatmen's Bank from 1988 until 1997, when he became Executive Vice President, Credit Risk Management, of NationsBank/Bank of America. He joined the Corporation and First Merchants in March 2000 and became President and CEO of First Merchants in September 2000. Mr. Ault became Chairman of the Board of Anderson when it was formed in 1995, and he became Chairman of the Board of Madison in 1999 when Anderson was merged into Pendleton to form Madison. Dr. Brownell was Provost and Vice President for Academic Affairs at the University of North Texas from 1990 to 1998 and Director of the Center for International Programs and Services at the University of Memphis from 1998 to 2000. He became President of Ball State University in July 2000. Mr. Clark has served as President and Chief Executive Officer of Alltrista since 1995, and he became Chairman of the Board in 2000. Mr. Cox was Executive Vice President of the Corporation and First Merchants from 1994 to 1996. He became President of First Merchants in 1996, President of the Corporation in 1998, and CEO of both in 1999. He was succeeded by Mr. Arwood as President and CEO of First Merchants in September 2000. Mr. Hudson has served as Chairman of the Board of First National since 1982, and he was also President of First National from 1982 to 1998 and CEO from 1982 until December 2000. Mr. Sissel has served as Chairman of the Board of Ball Corporation since 1996. He was the CEO of Ball Corporation from 1994 until his retirement in January 2001. Mr. Smitson was President of Maxon Corporation from 1979 to 1997, Chief Executive Officer from 1985 to 1998, and Vice Chairman of the Board from 1989 to 1998. Dr. Worthen was President of Ball State University from 1984 through June 2000.

Messrs. Bracken and Sissel are also directors of Ball Corporation, and Mr. Clark is also a director of Alltrista Corporation.

CERTAIN COMMITTEES OF THE BOARD

Executive Committee

The Corporation's Executive Committee functions as a nominating committee. It recommends to the Board: (a) candidates to fill any vacancies on the Board, and
(b) a slate of directors to be elected each year at the annual meeting of shareholders. The Committee will consider nominees recommended by shareholders. Any such recommendation should be in writing and addressed to the Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. The members of the Executive Committee are Messrs. Smitson (Chairman), Anderson, Bracken, Clark, Cox and Sissel. John W. Hartmeyer, who is a director of First Merchants, serves as a non-voting member of the Committee. The Committee did not meet during 2000. Its functions as a nominating committee were carried out by the Board.

Compensation and Human Resources Committee

The Corporation has a Compensation and Human Resources Committee whose functions are: (a) to review and approve the compensation and benefits to be paid to the executive officers and senior management employees of the Corporation and the chief executive officers of its subsidiaries, and (b) to review and approve the compensation and benefits to be paid to the executive officers and senior management employees and the compensation ranges and benefits for other officers and employees of the Corporation's subsidiaries. The authority to periodically adjust the compensation and benefits of employees, other than executive officers and senior management of the Corporation and the chief executive officers of its subsidiaries, has been delegated by the Committee to the chief executive officers of the subsidiaries. The Committee is responsible for the administration of the Corporation's incentive compensation and stock plans. The members of the Committee are Messrs. Smitson (Chairman), Anderson, Bracken, Clark and Johnson. Mr. Hartmeyer serves as a non-voting member of the Committee. The Committee met 3 times during 2000.

Audit Committee

The Corporation has an Audit Committee which assists the Board in monitoring the integrity of the Corporation's financial statements, the Corporation's compliance with legal and regulatory requirements, and the performance and independence of the Corporation's internal and external auditors. In discharging its duties, the Committee: (a) meets with the independent auditor to review the scope and results of the annual audits; (b) meets with the internal audit staff, the independent auditor and management to consider and review the adequacy of the Corporation's internal controls, and meets separately with each of these groups to discuss any other matters that the Committee or these groups believe should be discussed privately; and (c) recommends the selection of the independent auditor for approval by the Board, and approves the independent auditor's compensation. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A. The members of the Audit Committee are Messrs. Ault (Chairman), Anderson, Clark and Worthen. David A. Galliher served as Chairman of the Audit Committee until his retirement as a director of the Corporation on December 1, 2000. Daniel Eichhorn, who is a director of the Corporation's wholly-owned subsidiary, First United Bank ("First United"), Suzanne L. Gresham and Nelson W. Heinrichs, who are directors of First Merchants, George R. Likens, who is a director of Madison, Greg Moser, who is a director of First National, Gerald S. Paul, who is a director of the Corporation's wholly-owned subsidiary, The Union County National Bank of Liberty ("Union County"), and Thomas E. Chalfant, who is a director of the Corporation's wholly-owned subsidiary, Randolph County Bank ("Randolph County"), serve as non-voting members of the Committee. All of the members of the Audit Committee are "independent directors," as defined in Rule 4200(a)(15) of the NASD's listing standards, except for Mr. Anderson, who has been employed by the Corporation and First Merchants within the past three years. Mr. Anderson retired as the Chief Executive Officer of the Corporation and First Merchants on April 16, 1999. The Board has determined, in accordance with Rule 4460(d)(2) of the NASD's listing standards, that Mr. Anderson's membership on the Committee is required by the best interests of the Corporation and its shareholders due to his unique understanding of financial matters acquired during his many years of service to the banking industry, including 6 years as a member of the Federal Reserve Board of Chicago. The Audit Committee met 5 times during 2000.

Audit Committee Report

The Audit Committee reports as follows: (a) the Committee has reviewed and discussed the audited financial statements of the Corporation for 2000 with the Corporation's management; (b) the Committee has discussed with Olive LLP, the Corporation's independent auditor for 2000, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380), as modified or supplemented from time to time; and (c) the Committee has received the written disclosures and the letter from the Corporation's independent auditor required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees), as modified or supplemented from time to time, and has discussed with the independent auditor the independent auditor's independence. Based on the review and discussions referred to in clauses (a) - (c) of the preceding sentence, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements of the Corporation be included in the Corporation's Annual Report on Form 10-K (17 CFR ss.249.310) for the 2000 fiscal year for filing with the Securities and Exchange Commission.

The above report is submitted by:
FIRST MERCHANTS CORPORATION AUDIT COMMITTEE
James F. Ault, Chairman
Stefan S. Anderson
Thomas E. Chalfant
Thomas B. Clark
Daniel Eichhorn
Suzanne L. Gresham
Nelson W. Heinrichs
George R. Likens
Greg Moser
Gerald S. Paul
John E. Worthen

MEETINGS OF THE BOARD

The Board of Directors of the Corporation held 6 meetings during 2000. The only director who attended fewer than 75% of the total number of meetings of the Board and the committees on which he served was Mr. Clark, who attended 7 of 14 meetings (50%).

COMPENSATION OF DIRECTORS

The directors of the Corporation who are employees of the Corporation or one of its subsidiaries received no separate compensation for their services as directors in 2000, except as follows: Mr. Hudson's compensation included $5,556 for his services as a director of First National, of which $4,356 was deferred compensation under an insurance-funded deferred compensation plan maintained by First National.

The directors of the Corporation who are not employees were paid an annual retainer of $5,000 in 2000, except that Mr. Anderson was paid an annual retainer of $12,000 for his services as Chairman of the Board of Directors of the Corporation. The directors who are not employees also received $400 for each Board meeting and $250 for each committee meeting they attended, except that the Board and committee chairmen were paid 150% of the regular meeting fee. Messrs. Anderson and Smitson also serve as directors of First Merchants, for which Mr. Smitson received an annual retainer of $3,400 in 2000 and Mr. Anderson, as Chairman of the First Merchants Board, received an annual retainer of $8,000. They also received $400 for each First Merchants Board meeting they attended, except that Mr. Anderson, as Board Chairman, received $600. Messrs. Anderson, Smitson and Worthen serve on committees of First Merchants and were paid $250 for each committee meeting they attended, except that Mr. Smitson, as Chairman of the First Merchants Executive Committee, received $375 per meeting. For his services as a director and Chairman of the Board of Directors of Madison, Mr. Ault was paid $250 for each Board meeting and $50 for each committee meeting he attended. For his services as a director and Chairman of the Executive Committee of Union County, Mr. Johnson was paid a retainer of $4,200 and $350 for each Board and Executive Committee meeting he attended. Union County also paid him a bonus of $1,208 and provided him life insurance coverage in the amount of $50,000 for these services. Dr. Brownell was not a director of the Corporation in 2000 and thus did not receive a retainer or other compensation in 2000.

On July 1, 2000, options were granted under the provisions of the Corporation's 1999 Long-term Equity Incentive Plan to each of the non-employee directors, other than Dr. Brownell, to purchase 1,000 shares of the Corporation's common stock at an option price of $21.1563 per share, the market price on the date of the grants.

The Corporation maintains an unfunded deferred compensation plan which gives each director an annual election to defer the receipt of director's fees. Any amounts reflected in a director's account under the plan are credited with interest at a rate equal to First Merchants' 18-month variable rate IRA account rate. Payments commence when the participant is no longer a director of the Corporation or First Merchants. During 2000, one of the Corporation's directors participated in the plan, deferring fees totaling $8,150.

COMPENSATION OF EXECUTIVE OFFICERS

The tables in this section of the Proxy Statement contain information concerning the compensation of the Corporation's Chief Executive Officer and its 4 most highly compensated executive officers other than the Chief Executive Officer as of the Corporation's most recent fiscal year-end, December 31, 2000. The information in these tables concerning stock options has been adjusted to give retroactive effect to the 3-for-2 common stock split which was effective at the close of business on October 23, 1998 for shareholders of record at the close of business on October 16, 1998.

Summary Compensation Table

The following table contains information concerning the compensation paid by the Corporation and its subsidiaries for the years 1998, 1999 and 2000 to the Corporation's Chief Executive Officers and its 4 most highly compensated executive officers other than the Chief Executive Officers.

                                          SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------
                                             Annual Compensation        Long Term Compensation
                                        ----------------------------  --------------------------
                                                                                Awards
                                                                           ---------------
Name and                                                                     Securities
Principal                                                                    Underlying           All Other
Position                        Year         Salary         Bonus(1)           Options         Compensation(2)
                                               ($)            ($)                (#)                 ($)
--------------------------------------------------------------------------------------------------------------
Michael L. Cox                  2000         234,969         70,732             10,000              2,625
  President and Chief           1999         194,105         56,772             10,000              2,375
  Executive                     1998         165,691         43,432              4,950              2,000
      Officer, Corporation

Roger M. Arwood                 2000         133,883         13,750              8,000                  0
  Executive Vice President,
  Corporation; President and
  Chief Executive Officer,
  First Merchants(3)

Charles R. Phillips             2000          96,491         15,455              1,000              1,200
  Senior Vice President,        1999         129,868         24,346              5,000                427
  Corporation and First         1998          34,463          5,381              5,250                  0
  Merchants(4)

Larry R. Helms                  2000         111,014         10,325              4,600              1,350
  Senior Vice President,        1999         106,654         19,898              5,000              1,298
  General Counsel and           1998         102,958         17,220              3,000              1,250
  Secretary, Corporation;
  Executive Vice President,
  First Merchants

James L. Thrash,                2000         104,353          8,679              4,600              1,020
  Senior Vice President,        1999         100,421         18,787              5,000                980
  Corporation and First         1998          96,974         16,307              3,000                947
  Merchants; Chief Financial
  Officer, Corporation
--------------------------------------------------------------------------------------------------------------

(1) The Corporation restructured its incentive compensation program for senior management in 2000. Under the restructured program, the bonus earned by each executive officer for 2000, other than Mr. Phillips, was paid 2/3 in cash following the end of the fiscal year and 1/3 in "deferred stock units" which are redeemable for cash after two years, unless the units are forfeited due to termination of the executive officer's employment for cause or because the executive officer voluntarily terminated employment (except on account of retirement, death or disability) prior to payment. The portion of the bonus paid in deferred stock units is not reportable in the Summary Compensation Table, but is disclosed in the Long-Term Incentive Plan Awards Table below

(2) Represents employer matching contributions for fiscal year to First Merchants Corporation Retirement Savings Plan (a ss.401(k) plan).

(3) Mr. Arwood was employed by First Merchants as Executive Vice President of the Corporation and First Merchants on March 1, 2000. He became President and CEO of First Merchants on September 19, 2000.

(4) Mr. Phillips was employed by First Merchants as Senior Vice President on September 21, 1998, and he became Senior Vice President of the Corporation on April 14, 1999. He resigned as Senior Vice President of the Corporation and First Merchants effective November 9, 2000.

Option Grants Table

The 1999 Long-term Equity Incentive Plan, which became effective as of July 1, 1999, authorizes the Compensation Committee to grant stock-based incentive awards, including stock options, to eligible employees of the Corporation or any subsidiary. The following table contains information concerning individual grants of stock options under the plan made during 2000 to each of the executive officers named in the Summary Compensation Table above. Each option was to purchase the Corporation's common stock at a price not less than the market price of the stock on the date of grant.

                                         OPTION GRANTS IN LAST FISCAL YEAR(1)
-------------------------------------------------------------------------------------------------------------------------------
                                    Individual Grants
                                                                                                        Potential Realizable
                                                                                                        Value at Assumed annual
--------------------------------------------------------------------------------------------------      Rates of Stock Price
                                                                                                        Appreciation for Option
                               Number of     Percent of                                                 Term
                               Securities    Total                                                      -----------------------
                               Underlying    Options
                                Options      Granted to        Exercise
                                Granted      Employees in       Price
Name                              (#)        Fiscal Year        ($/Sh)        Expiration Date             5%($)         10%($)
-------------------------------------------------------------------------------------------------------------------------------
Michael L. Cox                   10,000          9.99           21.1563          July 1, 2010            133,285        336,385

-------------------------------------------------------------------------------------------------------------------------------

Roger M. Arwood                   5,000          5.00           24.6875         March 1, 2010             77,766        196,266
                                  3,000          3.00           21.1563          July 1, 2010             39,985        100,916

-------------------------------------------------------------------------------------------------------------------------------

Charles R. Phillips               1,000          1.00           21.1563          July 1, 2010             13,328         33,639

-------------------------------------------------------------------------------------------------------------------------------

Larry R. Helms                    4,600          4.60           21.1563          July 1, 2010             61,311        154,737

-------------------------------------------------------------------------------------------------------------------------------

James L. Thrash                   4,600          4.60           21.1563          July 1, 2010             61,311        154,737

-------------------------------------------------------------------------------------------------------------------------------

(1) Mr. Arwood was granted an option for 5,000 shares on March 1, 2000, of which 4,050 are exercisable on or after September 1, 2000 and 950 are exercisable on or after January 1, 2001. This option is not exercisable after March 1, 2010. The other options were granted on July 1, 2000 and are exercisable on or after July 1, 2002. These options are not exercisable after July 1, 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

The following table contains information concerning (1) each exercise of stock options during 2000 under the 1989 Stock Option Plan, the 1994 Stock Option Plan, or the 1999 Long-term Equity Incentive Plan by each of the executive officers named in the Summary Compensation Table above, and (2) the value as of December 31, 2000 of each of the named executive officer's unexercised options on an aggregated basis.

                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL
                                       YEAR AND FISCAL YEAR-END OPTION VALUES
------------------------------------------------------------------------------------------------------------------
                                Shares                         Number of Securities        Value of Unexercised
                               Acquired                       Underlying Unexercised       In-the-Money Options
                                  on            Value       Options at Fiscal Year-End      at Fiscal Year-End
                               Exercise       Realized                 (#)                          ($)
Name                             (#)             ($)        Exercisable/Unexercisable    Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------
Michael L. Cox                    0               0             43,262  /  19,675           281,864  /  15,312

Roger M. Arwood                   0               0              4,050  /   3,950                 0  /   4,594

Charles R. Phillips               0               0              8,344  /   2,906                 0  /   1,531

Larry R. Helms                    0               0             25,319  /   5,205           122,477  /   7,044

James L. Thrash                   0               0              7,395  /   5,205                 0  /   7,044
------------------------------------------------------------------------------------------------------------------

Long-Term Incentive Plan Awards Table

Under the restructured Senior Management Incentive Compensation Program, which became effective in 2000, the annual bonuses earned by participating employees are payable 2/3 in cash following the end of the fiscal year and 1/3 in "deferred stock units" two years after the bonus is earned. When payable, the units are valued at an amount equal to the fair market value of the Corporation's common stock on the date of payment, plus accumulated dividends. Payments for the units are made in cash, not stock. If the participant's employment is terminated for cause or is voluntarily terminated by the participant (except on account of retirement, death or disability) prior to the date of payment, the units are forfeited. The following table contains information concerning deferred stock unit awards for 2000 under the Senior Management Incentive Compensation Program to each of the executive officers named in the Summary Compensation Table above.

                           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------
Name                              Number of Shares,         Performance or Other Period Until Maturation or Payout
                               Units or Other Rights
------------------------------------------------------------------------------------------------------------------
Michael L. Cox                         1,548                                  2/7/01 - 2/7/03

Roger M. Arwood                          301                                  2/7/01 - 2/7/03

Charles R. Phillips(1)                     0                                        N/A

Larry R. Helms                           226                                  2/7/01 - 2/7/03

James L. Thrash                          190                                  2/7/01 - 2/7/03

------------------------------------------------------------------------------------------------------------------

(1) Mr. Phillips resigned as Senior Vice President of the Corporation and First Merchants effective November 9, 2000. He was not awarded any deferred stock units.

Pension Plans

The  Corporation  has a  qualified  defined  benefit  pension  plan - the  First
Merchants Corporation Retirement Pension Plan - covering, in general, all full-time employees of the Corporation and its subsidiaries. The Corporation also has a nonqualified plan - the First Merchants Corporation Supplemental Executive Retirement Plan - which provides benefits to designated executives that would otherwise be payable under the qualified plan if incentive compensation were included in compensation and Internal Revenue Code Section 401(a)(17) did not limit the amount of compensation that can be considered for purposes of calculating pension benefits accruing under the qualified plan. For plan years beginning on or after January 1, 2000, $170,000 is the maximum amount of compensation that can be considered for purposes of calculating pension benefits accruing under the qualified plan.

The following table shows the estimated annual benefits payable upon retirement at age 65 to persons born in 1946 (the average of the birth years of the executive officers named in the Summary Compensation Table above) in specified compensation and years of service classifications under the plans. The benefit amounts shown in the table include amounts payable under both the qualified and the nonqualified plans, for those executives who participate in both.

                                            PENSION PLAN TABLE
------------------------------------------------------------------------------------------------------------
Compensation                                             Years of Service
------------------------------------------------------------------------------------------------------------
                           15                 20                 25                 30                 35
------------------------------------------------------------------------------------------------------------
$  125,000            $  35,047         $   46,729        $    58,412         $   58,412         $   58,412
   150,000               42,922             57,229             71,537             71,537             71,537
   200,000               58,672             78,229             97,787             97,787             97,787
   250,000               74,422             99,229            124,037            124,037            124,037
   300,000               90,172            120,229            150,287            150,287            150,287
   350,000              105,922            141,229            176,537            176,537            176,537
   400,000              121,672            162,229            202,787            202,787            202,787
   450,000              137,422            183,229            229,037            229,037            229,037
------------------------------------------------------------------------------------------------------------

Participants in the qualified plan who had at least 15 credited years of service and whose combined age and years of service totaled at least 65 as of January 1, 1991, including Mr. Helms, are entitled to a pension benefit calculated under the formula that was in effect prior to 1990 if that will produce a greater benefit. The following table shows the estimated annual benefits payable upon retirement at age 65 under the formula that was in effect prior to 1990 in specified compensation and years of service classifications under the plans. The benefit amounts shown in the table include amounts payable under both the qualified and the nonqualified plans, for those executives who participate in both.

                                PENSION PLAN TABLE (Pre-1990 Formula)
------------------------------------------------------------------------------------------------------------
Compensation                                             Years of Service
------------------------------------------------------------------------------------------------------------
                           15                 20                 25                 30                 35
------------------------------------------------------------------------------------------------------------
$  125,000           $   37,500         $   50,000        $    62,500        $    62,500        $    62,500
   150,000               45,000             60,000             75,000             75,000             75,000
   200,000               60,000             80,000            100,000            100,000            100,000
   250,000               75,000            100,000            125,000            125,000            125,000
   300,000               90,000            120,000            150,000            150,000            150,000
   350,000              105,000            140,000            175,000            175,000            175,000
   400,000              120,000            160,000            200,000            200,000            200,000
   450,000              135,000            180,000            225,000            225,000            225,000
------------------------------------------------------------------------------------------------------------

Benefits under the plans are determined primarily by average final compensation and years of service (to a maximum of 25 years) and are computed on the basis of straight-life annuity amounts. They are not subject to any deduction for Social Security or other offset amounts.

Compensation for purposes of the qualified plan consists of the base salary and service award components of the salary amounts reported in the Summary Compensation Table above. Compensation for purposes of the nonqualified plan also includes the bonus amounts reported in the Summary Compensation Table above. All of the executive officers named in the Summary Compensation Table above are participants in the qualified plan, except for Mr. Arwood, who isn't eligible yet. Mr. Cox is also a participant in the nonqualified plan. The 2000 compensation used for purposes of calculating pension benefits under the plans, and the credited years of service as of January 1, 2001, of the executive officers named in the Summary Compensation Table who are participants in either or both of the plans are: Mr. Cox, $335,600 (6.7 years), Mr. Phillips, $96,018 (2.1 years), Mr. Helms, $108,145 (29.3 years), and Mr. Thrash, $102,115 (23.0 years).

Termination of Employment and Change-in-Control Arrangements

The Corporation and First Merchants have change-in-control agreements with Messrs. Cox, Arwood, Helms and Thrash which provide severance benefits in the event of both a change in control of the Corporation or First Merchants and a termination or constructive termination of the employment of the executive within 24 months after the change in control, unless such termination was for cause, because of the executive's death or disability, or by the executive other than on account of constructive termination. In general, a "change in control" means an acquisition by any person of 25% or more of the Corporation's or First Merchants' voting shares, a change in the makeup of a majority of the Corporation's or First Merchants' Board of Directors over a 24-month period, a merger of the Corporation or First Merchants in which the shareholders before the merger own 50% or less of the Corporation's or First Merchants' voting shares after the merger, or approval by the Corporation's shareholders of a plan of complete liquidation of the Corporation or First Merchants or an agreement to sell or dispose of substantially all of the Corporation's or First Merchants' assets. A "constructive termination" means, generally, a significant reduction in duties, compensation or benefits or a relocation of the executive's office outside of Muncie, Indiana unless agreed to by the executive. The severance benefits payable to Messrs. Cox and Arwood, in addition to base salary and incentive compensation accrued through the date of termination would be: a lump sum payment equal to 299% of the sum of (1) their annual base salary and (2) their largest bonus under the Corporation's Senior Management Incentive Compensation Program during the 2 years preceding termination. The benefits payable to Messrs. Helms and Thrash would be determined in a similar manner, except that the percentage would be 200% for Mr. Helms and 150% for Mr. Thrash, instead of 299%. The executives would also be paid an amount equal to any excise tax imposed under Section 4999 of the Internal Revenue Code on any "excess parachute payment,"and they would be entitled to 2 years of life, disability, accident and health insurance benefits, the bargain element value of then outstanding stock options, outplacement services, and reasonable legal fees and expenses incurred as a result of the termination. The agreements were not entered into in response to any effort to acquire control of the Corporation or First Merchants, and the Board of Directors is not aware of any such effort.

Compensation and Human Resources Committee Interlocks and Insider Participation

The following non-employee directors comprise the Compensation and Human Resources Committee of the Corporation: Robert M. Smitson (Chairman), Stefan S. Anderson, Frank A. Bracken, Thomas B. Clark, and Norman M. Johnson. John W. Hartmeyer, who is a director of First Merchants, serves as a non-voting member of the Compensation and Human Resources Committee. Mr. Anderson was the Chief Executive Officer of the Corporation and First Merchants until his retirement on April 16, 1999. Mr. Bracken is of counsel with the firm of Bingham Summers Welsh & Spilman LLP, which provides legal services to the Corporation and its subsidiaries on a transactional basis.

Compensation and Human Resources Committee Report on Executive Compensation

The Compensation and Human Resources Committee administers the Corporation's executive compensation program. It is responsible for establishing the compensation and benefits of the Corporation's chief executive officer. The Committee also reviews and approves the compensation and benefits of the other executive officers of the Corporation, after receiving recommendations from the chief executive officer. The Corporation's incentive compensation and stock plans are also administered by the Committee.

General Policy on Executive Compensation. The Board of Directors of the Corporation has established an executive compensation program which provides incentives to executive officers to achieve both current and long-term strategic management goals of the Corporation, with the ultimate objective of obtaining a superior return on the shareholders' investment. To this end, the compensation program for executive officers is comprised of cash and equity-based components which recognize performance as measured against the Corporation's annual and long-term goals, as well as performance evaluated in comparison to industry peers.

The Corporation's executive compensation program is designed to assist the Corporation in achieving its business objectives by: maintaining a competitive compensation program to attract and retain qualified executives; providing performance-based incentive compensation that is directly related to the Corporation's financial performance and individual contributions to that performance; and linking compensation to factors which affect short-term and long-term stock performance. The Compensation and Human Resources Committee believes that the executive compensation program is a significant contributor to the
Corporation's excellent performance compared to industry peers. The Corporation's earnings have increased every year since it was formed in 1982.

In general, the Committee tries to set the total compensation, comprised of salary and incentive compensation, of the chief executive officer and the other executive officers of the Corporation at or near the median of the compensation paid to executive officers with similar responsibilities at Indiana and Midwestern banks and bank holding companies of similar size.

Salaries. The salaries paid to the Corporation's executive officers, including the chief executive officer, for 2000 were subjectively determined after consideration of the executive officer's individual responsibilities, performance, and experience, the evaluation by the chief executive officer of the executive officers other than the chief executive officer, a review of several measurements of the Corporation's short-term and long-term financial results compared with industry peers, various industry salary surveys, and other factors such as budgetary considerations and inflation rates.

Incentive Compensation. The Committee believes that performance-based pay should be a significant component of the executive officers' total compensation package. Therefore, under the Corporation's Senior Management Incentive Compensation Program, each of the executive officers is covered by an incentive plan whose purpose is to provide incentive compensation which will reward the executive based on performance, link compensation to achievement of organizational and individual goals, motivate and retain key personnel, and attract qualified talent to the Corporation.
The Program was restructured in 2000 to incorporate modern incentive plan techniques, simplify administration of the Program, incorporate executive retention features, and more closely align the interests of executives with those of shareholders.

Under the restructured Program, each executive officer, including the chief executive officer, is assigned a target bonus for the following calendar year which is a percentage of salary. If actual performance for the year is higher than the target performance level, then the actual incentive compensation for such year will be higher than the target. The executive officers, other than the chief executive officer, will earn a bonus by meeting or exceeding pre-established performance levels for the year with respect to the Corporation's and/or relevant subsidiary bank's operating earnings and, except for the chief executive officers of the Corporation and First Merchants, by achieving pre-established individual benchmarks. The bonus of the Corporation's chief executive officer is based on whether he meets or exceeds pre-established performance levels for the year with respect to the Corporation's operating earnings per share, diluted GAAP earnings per share and return on equity. To further the purpose of executive retention, 2/3 of the bonus is payable in cash following the end of the calendar year, and the other 1/3 is payable in "deferred stock units" two years after the bonus is earned (unless the portion payable in deferred stock units is less than $1,000, in which case the entire bonus is payable in cash). When payable, the deferred stock units are valued at an amount equal to the fair market value of the Corporation's common stock on the date of payment, plus accumulated dividends. Payment is made to the executive in cash rather than stock. The deferred stock units are forfeited if the executive's employment is terminated for cause or is voluntarily terminated by the executive (except on account of retirement, death or disability) prior to the date of payment. The executive may elect to defer payment of all or part of the cash portion of the bonus by filing an election to do so in the manner described in the Program. Deferred amounts will be credited with interest quarterly based on the current 5-year U.S. Treasury Bond rate. In order to avoid wide swings in payouts and to better focus the Program participants on long-term results, the Program provides that, for 2000, the bonus will be based 60% on current year performance and 40% on the average of the two prior years' performance. After 2000, 60% of any bonus paid to the executive officers will be based on current year performance and 40% will be based on performance for the prior year. The Senior Management Incentive Compensation Program is administered by the Committee.

The Compensation and Human Resources Committee, taking into consideration the fact that the restructured Program wasn't adopted until May 2000, decided that the executive officers' 2000 bonuses should not be less than the amount the executives would have earned by applying the formulas and schedules which applied in 1999, before the Program was restructured. Bonuses were earned in 1999 on the basis of the Corporation's or relevant subsidiary's performance in relation to pre-established performance levels for return on assets, return on equity, income growth and efficiency ratio.

The cash portion of the bonuses for 2000 for the executive officers named in the Summary Compensation Table is set forth in the "Bonus" column of that Table, and the deferred stock unit portion of the bonuses is set forth in the Long-Term Incentive Plan Awards Table. Mr. Cox's target bonus for 2000 under the Program was 45% of annual base salary. Mr. Arwood's target bonus was a pro-rated amount based on 40% of annual base salary during his 3 1/2 months as the Corporation's Executive Vice President and First Merchants' President and Chief Executive Officer, and 30% of annual base salary during his 6 1/2 months as the Corporation's and First Merchants' Executive Vice President. Mr. Helms' target bonus was also a pro-rated amount based on 30% of annual base salary during his 3 1/2 months as Executive Vice President of First Merchants, and 25% of annual base salary during his 8 1/2 months as Senior Vice President of First Merchants. The target bonuses of Messrs. Phillips and Thrash were 25% of annual base salary. Mr. Cox's bonus for 2000 was near the target level, due to significant improvements in the Corporation's earnings per share and return on equity during 2000. The bonuses of the other named executive officers were below the target level, mostly because they depended in part on First Merchants' earnings, which did not meet the minimum pre-established performance level.

Stock Plans. Equity-based compensation, including compensation under the Corporation's Long-term Equity Incentive Plan and Employee Stock Purchase Plan, is intended to encourage ownership and retention of the Corporation's common stock by key employees, thereby giving them a meaningful stake in the Corporation's continued success and aligning their interests with those of other shareholders.

The Long-term Equity Incentive Plan is briefly described in the paragraph above the Option Grants Table. During 2000 the Compensation and Human Resources Committee awarded options under the plan to the executive officers named in the Summary Compensation Table as follows: for 10,000 shares to Mr. Cox, for 8,000 shares to Mr. Arwood, for 1,000 shares to Mr. Phillips, and for 4,600 shares each to Messrs. Helms and Thrash.

The Employee Stock Purchase Plan generally provides that full-time employees of the Corporation or a participating subsidiary with more than 6 months of service may elect, prior to the offering period (July 1 to June 30), to purchase common shares of the Corporation at a price equal to 85% of the lesser of the market price of the stock at the beginning of the period and the market price at the end of the period. For the offering period ending June 30, 2000, Mr. Arwood was not eligible to participate in the Employee Stock Purchase Plan; and Messrs.
Cox,  Phillips,  Helms and Thrash,  the other  executive  officers  named in the
Summary Compensation Table, purchased 665, 147, 147 and 443 shares, respectively, under the 1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan covers 5 offering periods expiring on June 30, 2004.

Other Compensation. The executive officers are also covered by medical and retirement plans which are generally applicable to full-time employees of the Corporation and its subsidiaries. The retirement plans covering each of the executive officers are the First Merchants Corporation Retirement Pension Plan, a defined benefit pension plan (described in the "Pension Plans" section), and the First Merchants Corporation Retirement Savings Plan, an Internal Revenue Code Section 401(k) plan (referred to in note (1) to the Summary Compensation Table). Mr. Cox is also covered by the First Merchants Corporation Supplemental Executive Retirement Plan, a nonqualified SERP plan (described in the "Pension Plans" section).

The above report is submitted by:
FIRST MERCHANTS CORPORATION COMPENSATION
AND HUMAN RESOURCES COMMITTEE
Robert M. Smitson, Chairman
Stefan S. Anderson
Frank A. Bracken
Thomas B. Clark
John W. Hartmeyer
Norman M. Johnson

Performance Graph

The following graph compares the yearly change in the Corporation's cumulative total shareholder return on its common stock during the last 5 years with (1) the cumulative total return of the Russell 2000 Index, and (2) the cumulative total return of the Russell 2000 Financial Services Sector Index. The graph assumes $100 was invested on January 1, 1996 in the Corporation's common stock, and in each of the two indexes shown, and all dividends were reinvested.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG FIRST MERCHANTS CORPORATION, RUSSELL 2000
                   AND RUSSELL 2000 FINANCIAL SERVICES SECTOR


[THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIALS.]

                        12/31/95          12/31/96          12/31/97         12/31/98          12/31/99         12/31/00
FMC                       100..............106.39............154.60...........167.46............175.77...........157.95
Russell  2000             100..............116.49............142.54...........138.91............168.44...........163.35
Russell  2000 Finl Serv   100..............128.83............175.25...........162.64............153.09...........185.32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Corporation is not aware of any person who is the beneficial owner of more than 5% of the Corporation's outstanding common stock. The following is a summary of the amount and percent of the Corporation's common stock beneficially owned on February 14, 2001 by each director and director nominee, by each executive officer named in the Summary Compensation Table above, and by all directors and executive officers as a group. Unless otherwise noted, the beneficial owner has sole voting and investment power.

                                                   Amount and Nature                       Percent
         Beneficial Owner                      of Beneficial Ownership(1)                 of Class
         ----------------                      --------------------------                 --------
         Stefan S. Anderson (13)                         98,542 (2)                             *
         Roger M. Arwood                                  5,100                                 *
         James F. Ault                                   22,938 (3)                             *
         Dennis A. Bieberich                             76,527 (4)                             *
         Frank A. Bracken (13)                           80,880 (5)                             *
         Blaine A. Brownell                                   0 (6)                             *
         Thomas B. Clark                                  7,817                                 *
         Michael L. Cox                                  57,321 (7)                             *
         Barry J. Hudson                                518,266 (8)                         4.46%
         Norman M. Johnson                              368,884 (9)                         3.18%
         George A. Sissel                                 5,937 (10)                            *
         Robert M. Smitson (13)                          15,812 (11)                            *
         John E. Worthen                                  8,225                                 *
         Larry R. Helms                                  41,061 (12)                            *
         Charles R. Phillips                             10,397                                 *
         James L. Thrash                                 22,142                                 *

         Directors and Executive
         Officers as a Group (16 persons) (13)        1,339,849                            11.38%

(1) The information contained in this column is based upon information furnished to the Corporation by the persons and entities named above and shareholder records of the Corporation. The shares shown include the following shares which may be acquired during the next 60 days under a stock option plan by the executive officers named above: Mr. Arwood, 5,000 shares; Mr. Cox, 47,657 shares; Mr. Phillips, 10,250 shares; Mr. Helms, 25,924 shares; and Mr. Thrash, 8,000 shares; and the following shares which may be acquired during the next 60 days under a stock option plan by the directors named above: Mr. Anderson, 28,700 shares; Messrs. Clark and Worthen, 6,500 shares each; Messrs. Bracken, Sissel and Smitson, 5,600 shares each; Mr. Johnson, 3,800 shares; Mr. Hudson, 3,000 shares; and Mr. Ault, 2,000 shares. The shares shown for directors and executive officers as a group include 164,131 shares which may be acquired during the next 60 days under a stock option plan.

(2) Includes 1,875 shares held by his spouse, Joan Anderson, in which he disclaims any beneficial interest.

(3) Includes 12,420 shares held by his spouse, Marilyn Ault, in which he disclaims any beneficial interest.

(4) Includes 29,069 shares held by his spouse, Melanie S. Bieberich, in which he disclaims any beneficial interest.

(5) Includes 4,170 shares held by his spouse, Judy Bracken, in which he disclaims any beneficial interest.

(6)  Dr. Brownell did not become a director until February 13, 2001.

(7)  Includes 4,291 shares held jointly with his spouse, Sharon Cox.

(8) Includes 283,130 shares owned by Mutual Security, Inc.; 178,509 shares held jointly with his spouse, Elizabeth Hudson; and 8,592 shares held by his spouse as custodian for his children, in which he disclaims any beneficial interest.

(9) Includes 24,493 shares held by his spouse, Julia Johnson, in which he disclaims any beneficial interest; and 74,220 shares held in trust for family members for which Mr, Johnson, as co-trustee, has shared voting and investment power.

(10) Includes 337 shares held jointly with his spouse, Mary R. Sissel.

(11) Includes 5,062 shares held by his spouse, Marilyn S. Smitson, in which he disclaims any beneficial interest.

(12) Includes 15,137 shares held jointly with his spouse, Sandra Helms.

(13) Messrs. Anderson, Bracken and Smitson serve as directors of the George and Frances Ball Foundation, Muncie, Indiana, which owns 251,100 shares (2.16%) of the Corporation's outstanding common stock. The Foundation's Board of Directors, which has 6 members, has the voting and investment power over the shares held by the Foundation. The Foundation's shares are not included in the totals of the shares beneficially owned by Messrs. Anderson, Bracken and Smitson or by directors and executive officers as a group.

*    Percentage beneficially owned is less than 1% of the outstanding shares.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

Certain directors and executive officers of the Corporation and its subsidiaries and their associates are customers of, and have had transactions with the Corporation's subsidiary banks from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Frank A. Bracken, a director of the Corporation, is of counsel with the firm of Bingham Summers Welsh & Spilman LLP, Indianapolis, Indiana, which provides legal services to the Corporation and its subsidiaries on a transactional basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers to file reports of ownership and changes in ownership of the Corporation's stock with the Securities and Exchange Commission. Based on its records and the written representations of its directors and executive officers, the Corporation believes that during 2000 its directors and executive officers complied with all Section 16(a) filing requirements, with the following exception: Frank A. Bracken, a director of the Corporation, filed a late Form 4 on December 1, 2000, reporting a sale of 66 shares of the Corporation's common stock from a family member's estate, of which he served as co-personal representative, a distribution of 900 shares of the Corporation's common stock from the same estate (180 shares to each of five beneficiaries), and receipt of 180 of these 900 shares as a beneficiary of the estate.

INDEPENDENT PUBLIC ACCOUNTANTS

Selection of Independent Public Accountants

The Board has selected Olive LLP as the Corporation's independent public accountants for 2001. Representatives of the firm are expected to be present at the annual shareholder's meeting. They will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

Olive LLP billed the Corporation and its affiliates aggregate fees totaling $151,800 for professional services rendered for the audit of the Corporation's annual financial statements for 2000 and the reviews of the financial statements included in the Corporation's Forms 10-Q for 2000.

Financial Information Systems Design and Implementation Fees

Olive  LLP  did  not  perform  any  financial   information  systems  design  or
implementation services for the Corporation in 2000.

All Other Fees

The aggregate fees for all services rendered by Olive LLP to the Corporation for 2000, other than those described in the two immediately preceding paragraphs, totaled $37,900.

The Audit Committee has considered whether the provision by Olive LLP of the services covered by the fees other than the audit fees is compatible with maintaining Olive LLP's independence and believes that it is compatible.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2002 annual meeting of the shareholders must be received by the Secretary of the Corporation at the Corporation's principal office by October 29, 2001, for inclusion in the Corporation's 2002 proxy statement and form of proxy relating to that meeting.

Shareholder proposals, if any, intended to be presented at the 2001 annual meeting that were not submitted for inclusion in this proxy statement will be considered untimely unless they were received by the Secretary of the Corporation at the Corporation's principal office by January 9, 2001.

OTHER MATTERS

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, proxies may be solicited personally or by telephone or telegraph, but no solicitation will be made by specially engaged employees or paid solicitors.

The Board and management are not aware of any matters to be presented at the annual meeting of the shareholders other than the election of the directors. However, if any other matters properly come before such meeting or any adjournment thereof, the holders of the proxies are authorized to vote thereon at their discretion, provided the Corporation did not have notice of any such matter on or before January 9, 2001.

                                           By Order of the Board of Directors



Muncie, Indiana                            Larry R. Helms
February 26, 2001                          Secretary

                                   APPENDIX A

               FIRST MERCHANTS CORPORATION AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors (Board) of First Merchants Corporation (Company) to assist the Board in monitoring the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements and the independence and performance of the Company's internal and external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall:

1. Provide an open avenue of communication between the independent auditor, the Senior Staff Auditor and the Board.

2.   Meet four times per year or more frequently as circumstances require.

3. Confirm and assure the independence of the independent auditor and the objectivity of the internal auditor.

4. Review with the independent auditor and the Senior Staff Auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

5.   Approve the Internal audit schedule prior to each calendar year.

6. Inquire of management, the independent auditor, and the Senior Staff Auditor about the significant risks or exposures and assess the steps management has taken to minimize such risk to the Company and its subsidiaries.

7.   Consider  and review  with the  independent  auditor  and the Senior  Staff
     Auditor:

     (a)  The adequacy of the Company and its subsidiaries' internal controls.

     (b) Related findings and recommendations of the independent auditor and the internal audits together with management's response.

8. Consider and review with management, the Senior Staff Auditor and the independent auditor:

     (a) Significant findings during the year, including the status of previous audit recommendations

     (b) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

     (c)  Any changes required in the planned scope of the Internal Audit plan.

     (d)  The internal audit department responsibilities and staffing.

9. Meet when necessary with the independent auditor, the Senior Staff Auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

10. Review with management and the independent auditor the results of the annual audits conducted by the independent auditor and related comments as deemed appropriate including:

     (a) The independent auditor's audit of the Company and Subsidiaries' annual financial statements, accompanying footnotes and its report thereon.

     (b) Any significant changes required in the independent auditor's audit plans

     (c) Any difficulties or disputes with management encountered during the course of the audit.

     (d) Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

11 Review judgments made in connection with the preparation of the Company's financial statements.

12. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

13. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

14. Report on significant results of the foregoing activities periodically to the Board.

15. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

16. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

17. Advise the Board with respect to any significant change in the BOPEC ratings of the Company and/or the CAMELS rating of any subsidiary bank.

18. Review with the Company's Counsel, and/or independent auditor matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

19. Recommend the selection of the independent auditor for approval by the Board, approve compensation of the independent auditor and review and approve the discharge of the independent auditor

20. Approve the engagement of the independent auditor before each calendar year.

21. Review and concur in the appointment, replacement, reassignment, or dismissal of the Senior Staff Auditor.

22. Each March, review and update the Committee's Charter and submit it to the Board for approval.

The Committee may:

1. Appoint other directors of the Company or directors of individual banks in the Company to attend the meetings for informational purposes.

2. Ask members of management or others to attend meetings and provide pertinent information as necessary.

FIRST MERCHANTS BANK, N.A.    PROXY SOLICITED ON BEHALF OF THE
Transfer Agent                BOARD OF DIRECTORS OF FIRST MERCHANTS CORPORATION
75 Oser Avenue                MUNCIE, INDIANA
Hauppauge, NY 11788           The undersigned hereby appoints Clell W. Douglass
                              and Hamer D. Shafer, and each of them, as proxies with power of substitution, to represent and to vote all shares of common stock of First Merchants
                              Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of First Merchants Corporation to be held at the Horizon Convention Center, 401 South
                              High Street, Muncie, Indiana 47305, at 3:30 PM EST on April 11, 2001, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present. If any of the nominees for election as Directors are unable to serve for any reason, the persons listed above have the authority to vote as directed for any substitute nominee.

NEW VOTING OPTION: Available 24 hours a day, 7 days a week, Internet voting is quick, convenient and your vote is immediately submitted. Simply log on to www.proxytrust.com, click on the INVESTORS tab and follow the instructions on the screen. You will be asked to enter your 10-digit control number (found below right) in order to vote on the electronic equivalent of this proxy card. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed and returned your proxy card. If you vote by Internet, please do not return your proxy by mail.

                                                 Your Control Number: 1234567890

           FIRST MERCHANTS CORPORATION ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 11, 2001

THE BOARD OF DIRECTORS AND MANAGEMENT OF FIRST MERCHANTS CORPORATION RECOMMEND A VOTE "FOR" THE PROPOSALS LISTED.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' AND MANAGEMENT'S RECOMMENDATIONS, JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED.

1. Election of Directors:        |_| FOR all nominees listed to the left (except
   Roger M. Arwood                   as specified in the space below)
   Dennis A. Bieberich           |_| WITHHOLD VOTE (do not vote for any
   Blaine A. Brownell                of the nominees listed to the left)
   Michael L. Cox
   Norman M. Johnson
   George A. Sissel
   Robert M. Smitson

   (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided to the right.) __________________________________

2. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting, provided the Corporation did not have notice of any such matter on or before January 9, 2001.

                                   This proxy will be voted as directed, but if not otherwise directed this proxy will be voted "FOR" election to the Board of Directors of all nominees listed in item 1 above.

                                   ________________________________Dated________
                                   (Signature of Shareholder)

                                   ________________________________Dated________
                                   (Signature of Shareholder)

                                   (Joint owners should each sign personally.
                                   Trustees and others signing in a
                                   representative capacity should indicate the capacity in which they sign).

|_| Please check this box if you plan to attend the Annual Meeting. Number attending: _______